UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 18, 2010

Xtreme Oil & Gas, Inc., and Subsidiaries
(Exact name of registrant as specified in its charter)

Nevada	000-53892	20-8295316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(214) 432-8002

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On September 18, 2010, Xtreme Oil & Gas, Inc. entered into a binding letter of intent to acquire the oil and gas interests in approximately 70,000 acres in West Texas surrounded by prolific production. The acquisition is subject to a number of contingencies, including the payment of $2,000,000 within 30 days of the signing of the letter of intent. In addition, the Company will be required to issue the seller two million shares of our common stock with an additional four million shares to be issued upon meeting certain production milestones.

The Company anticipates acquiring approximately 100% working interest in the property. Closing is subject to verification of title and other standard conditions and is not anticipated to be prior to October 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xtreme Oil & Gas, Inc.

Date: September 20, 2010	By:	/s/ Willard G. McAndrew, III
Willard G. McAndrew, III
Chief Executive Officer